SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2009
VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-33841 (Commission File Number)	20-8579133 (IRS Employer Identification No.)
1200 Urban Center Drive
Birmingham, Alabama 35242
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code:
(205) 298-3000
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) John D. Baker II and Orin R. Smith will not be standing for reelection to the board of directors at the Vulcan Materials Company (the “Company”) Annual Meeting of Shareholders on May 8, 2009.
          Mr. Baker (60) notified the Company on March 19, 2009 that his decision not to stand for reelection is based on his desire to avoid potential conflicts of interest with the Company. Mr. Baker is the President and CEO of Patriot Transportation Holding, Inc. (“Patriot”), and he and members of his family have substantial ownership in Patriot. Patriot has interests in real property in Florida and other states. Certain of these properties are leased to the Company and others are jointly owned and will be jointly developed by the Company and Patriot. Mr. Baker is not standing for reelection to avoid potential conflicts of interest as these jointly owned properties are developed. Mr. Baker will continue to serve the remainder of his term, which expires at the Annual Meeting of Shareholders.
          Mr. Smith (73) has served as a director since 1983 and will retire from the board of directors at the Annual Meeting of Shareholders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vulcan Materials Company
Date: March 25, 2009	By:	/s/ Robert A. Wason IV
Robert A. Wason IV